Èxhibit 99.1

Adial Pharmaceuticals Reports Second Quarter 2025 Financial

Results and Provides Business Update

Glen Allen, VA – August 14, 2025 – Adial Pharmaceuticals, Inc. (NASDAQ: ADIL) (“Adial” or the “Company”), a clinical-stage biopharmaceutical company focused on developing therapies for the treatment and prevention of addiction and related disorders, today provided a business update and reported its financial results for the second quarter of 2025.

Cary Claiborne, CEO of Adial Pharmaceuticals, commented, “We believe we are at an inflection point in Adial’s journey. With the successful completion of our End of Phase 2 meeting with the Food and Drug Administration (FDA), we have received critical input from the FDA on the clinical and statistical design of our upcoming Phase 3 trial for AD04, our lead investigational drug and a serotonin-3 receptor antagonist being developed for the treatment of Alcohol Use Disorder (AUD). This includes agreement on key protocol elements—such as patient population, endpoints, biomarker stratification, and adaptive enrichment strategies—all of which are designed to increase the likelihood of success and support a streamlined path to approval. We expect to receive the official meeting minutes from the FDA within 30 days of the meeting date.”

“Additionally, our collaboration with Cytel has been instrumental in shaping a precision-driven, data-informed strategy. By applying advanced machine learning tools and simulation modeling, we’ve identified genetically defined subgroups most likely to benefit from AD04. This enables us to pursue a highly targeted and efficient Phase 3 program, with the potential for interim analyses that could accelerate timelines and increase value creation for shareholders.”

“In parallel, we have secured U.S.-based manufacturing agreements with Thermo Fisher Scientific and Cambrex to ensure robust drug product and drug substance supply. These partnerships not only provide the clinical and commercial manufacturing capacity we need but also reduce supply chain risk and strengthen our Chemistry, Manufacturing, and Controls (CMC) position for future NDA submission. The demonstration batches are already complete, and we’re well positioned to initiate registration and validation batches in support of the clinical program.”

“We look forward to advancing the clinical program for AD04 and with our progress on the regulatory, clinical, and manufacturing fronts, we are optimistic about achieving a successful outcome in the Phase 3 program. These accomplishments are also catalyzing strategic partnership discussions, which we believe will accelerate now that we’ve met this critical FDA milestone. We remain committed to disciplined execution and believe AD04 has the potential to be the first genetically targeted therapy approved for AUD, a market with enormous unmet need and commercial potential.”

Other Developments

Nasdaq

On July 16, 2025, Adial announced that it received notice from Nasdaq on July 14, 2025 that the Company has regained compliance with Nasdaq Listing Rule 5550(b)(1), which requires listed companies to maintain stockholders’ equity of at least $2,500,000.

Intellectual Property

On July 9, 2025, Adial announced the filing of an update to the provisional patent application for AD04 which was filed in July 2024, the Company’s lead investigational genetically targeted, serotonin-3 receptor antagonist, therapeutic agent for the treatment of AUD in heavy drinking patients (defined as < 10 drinks/drinking day). The patent, once granted, is expected to protect Adial’s core assets out to at least 2045.

Financing

On June 17, 2025, Adial announced a public offering for the purchase and sale of 11,100,000 shares of common stock of the Company (or common stock equivalents in lieu thereof), together with Series D warrants to purchase up to 11,100,000 shares of common stock and Series E warrants to purchase up to 8,325,000 shares of common stock at a combined offering price of $0.3251 per share and accompanying warrants, for aggregate net proceeds of approximately $3.0 million. The Company intends to use the net proceeds of this offering for working capital and general corporate purposes.

Second Quarter 2025 Financial Results

●	Cash and cash equivalents were $5.9 million as of June 30, 2025, compared to $2.4 million as of March 31, 2025. The Company believes that its existing cash and cash equivalents will fund its operating expenses into the second quarter of 2026 based on currently committed development plans.

●	Research and development expenses decreased by approximately $281 thousand (28%) during the three months ended June 30, 2025, compared to the three months ended June 30, 2024. The key drivers of the decrease were lower contract labor and clinical activity in the three months ended June 30, 2025 as compared to the same period in 2024.

●	General and administrative expenses decreased by approximately $125 thousand (10%) during the three months ended June 30, 2025, compared to the three months ended June 30, 2024. The key drivers of the decrease were lower equity compensation, legal and consulting costs and franchise taxes in the three months ended June 30, 2025 as compared to the same period in 2024.

●	Net Loss was $2.0 million for the three months ended June 30, 2025, compared to a net loss of $2.5 million for the three months ended June 30, 2024. The decrease in net loss was primarily driven by lower R&D and G&A spending along with lower other expenses.

About Adial Pharmaceuticals, Inc.

Adial Pharmaceuticals is a clinical-stage biopharmaceutical company focused on the development of therapies for the treatment and prevention of addiction and related disorders. The Company’s lead investigational new drug product, AD04, is a genetically targeted, serotonin-3 receptor antagonist, therapeutic agent for the treatment of Alcohol Use Disorder (AUD) in heavy drinking patients and was recently investigated in the Company’s ONWARD™ pivotal Phase 3 clinical trial for the potential treatment of AUD in subjects with certain target genotypes identified using the Company’s proprietary companion diagnostic genetic test. ONWARD showed promising results in reducing heavy drinking in heavy drinking patients, and no overt safety or tolerability concerns. AD04 is also believed to have the potential to treat other addictive disorders such as Opioid Use Disorder, gambling, and obesity. Additional information is available at www.adial.com.

If you are interested in exploring partnership opportunities with Adial, we invite you to reach out to us (BD@adialpharma.com) to discuss how our joint efforts can bring about positive change to the millions of patients who are struggling with addiction.

Forward-Looking Statements

This communication contains certain “forward-looking statements” within the meaning of the U.S. federal securities laws. Such statements are based upon various facts and derived utilizing numerous important assumptions and are subject to known and unknown risks, uncertainties and other factors that may cause actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Statements preceded by, followed by or that otherwise include the words “believes,” “expects,” “anticipates,” “intends,” “projects,” “estimates,” “plans” and similar expressions or future or conditional verbs such as “will,” “should,” “would,” “may” and “could” are generally forward-looking in nature and not historical facts, although not all forward-looking statements include the foregoing. The forward-looking statements include statements regarding being at an inflection point in Adial’s journey, the agreement with the FDA on key protocol elements increasing the likelihood of success and supporting a streamlined path to approval, receiving official meeting minutes from the FDA within 30 days of the meeting date, identifying genetically defined subgroups most likely to benefit from AD04, pursuing a highly targeted and efficient Phase 3 program with the potential for interim analyses that could accelerate timelines and increase value creation for shareholders, the manufacturing agreements with Thermo Fisher Scientific and Cambrex ensuring robust drug product and drug substance supply, reducing supply chain risk and strengthening Adial’s CMC position for future NDA submission, advancing the clinical program for AD04 and achieving a successful outcome in the Phase 3 program, accelerating strategic partnership discussions now that a critical FDA milestone has been met, remaining committed to disciplined execution, AD04 having the potential to be the first genetically targeted therapy approved for AUD, protecting Adial’s core assets out to at least 2045, using the net proceeds of the Company’s public offering for working capital and general corporate purposes, existing cash and cash equivalents funding operating expenses into the second quarter of 2026 based on currently committed development plans and the potential of AD04 to treat other addictive disorders such as opioid use disorder, gambling, and obesity. Any forward-looking statements included herein reflect our current views, and they involve certain risks and uncertainties, including, among others, our ability to pursue our regulatory strategy, our ability to advance ongoing partnering discussions, our ability to obtain regulatory approvals for commercialization of product candidates or to comply with ongoing regulatory requirements, our ability to develop strategic partnership opportunities and maintain collaborations, our ability to obtain or maintain the capital or grants necessary to fund our research and development activities, our ability to complete clinical trials on time and achieve desired results and benefits as expected, regulatory limitations relating to our ability to promote or commercialize our product candidates for specific indications, acceptance of our product candidates in the marketplace and the successful development, marketing or sale of our products, our ability to maintain our license agreements, the continued maintenance and growth of our patent estate and our ability to retain our key employees or maintain our Nasdaq listing. These risks should not be construed as exhaustive and should be read together with the other cautionary statement included in our Annual Report on Form 10-K for the year ended December 31, 2024, subsequent Quarterly Reports on Form 10-Q and current reports on Form 8-K filed with the Securities and Exchange Commission. Any forward-looking statement speaks only as of the date on which it was initially made. We undertake no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events, changed circumstances or otherwise, unless required by law.

Contact:

Crescendo Communications, LLC

David Waldman / Alexandra Schilt

Tel: 212-671-1020

Email: ADIL@crescendo-ir.com